UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 4, 2015
AMERICAN SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Georgia	0-12456	58-1098795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(404) 261-4381

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;  APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

American Software, Inc. today announced its largest subsidiary, Logility, Inc., has promoted H. Allan Dow to president of Logility. In addition, Geoffrey W. Cobleigh has been promoted to senior vice president of sales for the Americas to provide additional focus on the global expansion of the Logility Voyager Solutions™ brand and cloud services offerings. J. Michael Edenfield, formerly president and CEO of Logility, will continue to serve as president, CEO and director of American Software and as chairman of the Logility Board of Directors.

H. Allan Dow joined Logility in October 2000 as executive vice president of worldwide sales and marketing with responsibility for coordinating the company’s overall strategy development and sales force execution to drive growth and improve success in all targeted markets. In his nearly 15 years with Logility, Mr. Dow has led the Company’s initiatives to grow revenues, serve new customer needs and drive supply chain product innovation.

Geoffrey W. Cobleigh has more than 25 years of experience in enterprise software sales and has been a leading contributor to the Logility sales operation for the past 12 years. Most recently, Mr. Cobleigh held the role of regional vice president where he lead a sales team focused on helping helped customers leverage Logility Voyager Solutions across numerous industries.

The following Exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Press Release of American Software, Inc., dated August 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.
(Registrant)

Date:	August 4, 2015	By:	/s/ Vincent C. Klinges
Vincent C. Klinges
Chief Financial Officer

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